Report of Independent Registered Public
Accounting Firm


The Board of Trustees and Shareholders of
Morgan Creek Global Equity Long/Short Institutional
Fund

We have audited the accompanying statement of assets and liabilities of Morgan Creek Global Equity
Long/Short Institutional Fund ("the Fund"), including the schedule of investments, as of March 31, 2015, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the
standards of the Public Company Accounting Oversight
Board (United States).  Those standards require that we
plan and perform the audits to obtain reasonable
assurance about whether the financial statements and
financial highlights are free of material misstatement.
We were not engaged to perform an audit of the Fund's
internal control over financial reporting. Our audits
included consideration of internal control over financial
reporting as a basis for designing audit procedures that
are appropriate in the circumstances, but not for the
purpose of expressing an opinion on the effectiveness of
the Fund's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also
includes examining, on a test basis, evidence supporting
the amounts and disclosures in the financial statements
and financial highlights, assessing the accounting
principles used and significant estimates made by
management, and evaluating the overall financial
statement presentation.   Our procedures included
confirmation of investments in portfolio funds and securities owned as of March 31, 2015, by correspondence with the portfolio funds' investment managers or the Fund's custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Creek Global Equity Long/Short Institutional Fund at March 31, 2015, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.


/s/ Ersnt & Young LLP

New York, New York
May 29, 2015